[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================


                              ABS New Transaction


                               Final Term Sheet
                               ----------------

                                $1,500,000,000
                                 (Approximate)

                                  CWHEQ, Inc.
                                   Depositor

                    CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                 Series 2005-J

                    Revolving Home Equity Loan Asset Backed
                             Notes, Series 2005-J



                         [LOGO OMITTED]Countrywide(SM)
                                  HOME LOANS
                          Sponsor and Master Servicer

[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================


This Final Term Sheet is furnished to you solely by Countrywide Securities Corporation ("Countrywide Securities") and not by the issuer of the securities or any of its affiliates (other than Countrywide Securities). The issuer of these securities has not prepared or taken part in the preparation of these materials.

The issuer has filed a registration statement (including a prospectus with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Numerous assumptions were used in preparing the Final Term Sheet, which may or may not be stated therein. This Final Term Sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Without limiting the foregoing, the collateral information, if any, set forth in this Final Term Sheet, including without limitation any collateral tables which may follow, is based only on a statistical pool of Mortgage Loans, (i) a majority of which are expected to be included (along with additional Mortgage Loans) in, and (ii) a portion of which are expected to be deleted from, the pool of Mortgage Loans delivered to the Trust on the Closing Date. Although Countrywide Securities believes the information with respect to any statistical pool will be representative of the final pool of Mortgage Loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of any such statistical pool.

Any yields or weighted average lives shown in this Final Term Sheet are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Final Term Sheet. Furthermore, unless otherwise provided, this Final Term Sheet assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in this Final Term Sheet due to differences between the actual underlying assets and the hypothetical assets used in preparing the Final Term Sheet. The principal amount and designation of any security described in this Final Term Sheet are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Final Term Sheet on any matter discussed in this communication. A final prospectus and prospectus supplement may be obtained by contacting your Countrywide Securities account representative.

Please be advised that mortgage-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================


                                                   Prepared: December 27, 2005


                         $1,500,000,000 (Approximate)

                Revolving Home Equity Loan Trust, Series 2005-J

         REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2005-J
         ------------------------------------------------------------


=======================================================================================================================
                                                        WAL
               Approximate                          (Years)          Payment Window   Last Scheduled   Expected Rating
Class           Amount (1)         Note Rate   Call/Mat (2)   (Months) Call/Mat (2)     Payment Date     (S&P/Moody's)
-----------------------------------------------------------------------------------------------------------------------
1-A           $750,000,000   LIBOR + 0.25(3)    2.24 / 2.41        1 - 66 / 1 - 136        June 2031         AAA / Aa1
-----------------------------------------------------------------------------------------------------------------------
2-A           $750,000,000   LIBOR + 0.25(3)    2.24 / 2.41        1 - 66 / 1 - 136        June 2031         AAA / Aa1
-----------------------------------------------------------------------------------------------------------------------
A-IO     $1,313,745,798(4)          SCHEDULE    0.48 / 0.48                     N/A              N/A         AAA / Aaa
-----------------------------------------------------------------------------------------------------------------------
Total    $1,500,000,000(5)
=======================================================================================================================

(1)   Subject to a permitted variance of +/- 10%.
(2) Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, with respect to the Mortgage Loans and a settlement date of December 29, 2005.
(3) Subject to the lesser of (a) a fixed cap of 16.00% and (b) the Net WAC cap related to Group 1 or Group 2, as more fully described herein. Additionally, the coupon for the initial interest accrual period shall be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).
(4)   Notional Balance.
(5)   Excludes the Class A-IO Notes Notional Balance.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================



Transaction Participants
------------------------

Underwriter:                    Countrywide Securities Corporation.

Originators:                    Countrywide Home Loans, Inc. and Countrywide Bank, N.A.

Sponsor and Master Servicer:    Countrywide Home Loans, Inc. ("Countrywide").

Depositor:                      CWHEQ,  Inc.  (a  limited  purpose  finance  subsidiary  of  Countrywide   Financial
                                Corporation).

Custodian:                      Treasury  Bank, a division of  Countrywide  Bank,  N.A. (an affiliate of the Sponsor and Master Servicer).

Note Insurer:                   Assured Guaranty Corp.

Indenture Trustee:              JPMorgan Chase Bank, National Association.

Owner Trustee:                  Wilmington Trust Company.


Relevant Dates
--------------

Expected Closing Date:          December 29, 2005.

Expected Settlement Date:       December 29, 2005.

Cut-off Date:                   December 22, 2005.

Interest Period:                Except with respect to the first Payment Date, the interest accrual period with respect to the Class A Notes for a given Payment Date will be the period beginning with the previous Payment Date and ending on the day prior to such Payment Date. The interest accrual period with respect to the Class A-IO Notes for a given Payment
                                Date will be the period beginning on the last day of the month preceding the previous Payment Date.


Payment Date:                   The fifteenth (15th) day of each month (or, if not a business day, the next succeeding business day), commencing February 15, 2006.

Collection Period:              With respect to any Payment Date, the calendar month preceding the Payment Date or, in the case of the first Collection Period, the period beginning on the Cut-off Date and ending on the last day of January 2006.

The Mortgage Loans
------------------

Description of
Mortgage Loans:                 The Trust will consist of two groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the "Group 1 Mortgage Loans", "Group 2 Mortgage Loans", and each, a
                                "Loan Group"). The Group 1 and Group 2 Mortgage Loans will be secured by second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage Loans delivered to the Trust on the Closing Date is expected to have a
                                Cut-off Date Balance of at least $1.125 billion (subject to a variance of +/- 10%).
                                The information presented in this Final Term Sheet for the Mortgage Loans, particularly in the collateral tables, which follow, reflects a statistical pool of
                                Mortgage Loans as of


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES
CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN
COUNTRYWIDE SECURITIES CORPORATION).

                                 Page 4 of 11



[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================


                                December 15, 2005. However, the characteristics of the statistical pool are expected to be representative of the final pool of Mortgage Loans actually delivered to the
                                Trust on the Closing Date.

Prefunding:                     If the Cut-off Date Balance of the Mortgage Loans transferred to the trust on the closing date is less than the aggregate original note principal balance, the Seller shall deposit funds equal to the difference in a pre-funding account, which funds are expected to be used during the period starting on the closing date and ending on the last day of January 2006 (the "Prefunding Period"), to acquire additional mortgage loans for the trust. Any amounts remaining in the pre-funding account at the end of the Prefunding Period, other than interest accrued thereon, will be paid as principal on the Notes on the Payment Date in February 2006.

HELOC Amortization:             The Mortgage Loans are adjustable rate, home equity lines of credit ("HELOCs") which may be drawn upon generally for a period (the "Draw Period") of five (5) years
                                (which, in most cases, may be extendible for an additional five (5) years with
                                Countrywide's approval). HELOCs are generally subject to a fifteen (15) year repayment period following the end of the Draw Period during which the outstanding principal balance of the Mortgage Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCs are subject to a five (5), ten (10) or twenty (20)
                                year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments.
                                Approximately 0.12% of the Group 1 Mortgage Loans and approximately 0.18% of the
                                Group 2 Mortgage Loans in the statistical pool, respectively, require a balloon repayment at the end of the Draw Period. Approximately 19.76% of the Group 1
                                Mortgage Loans and approximately 18.94% of the Group 2 Mortgage Loans in the statistical pool, respectively, will have underlying senior mortgages which are negative amortization loans.

HELOC Accretion:                If the sum of additional balances created from new draws on the Mortgage Loans exceeds the principal collections from the Mortgage Loans in a collection period, then the difference (the "Net Draws") will be advanced to the respective borrowers by the Servicer and thereafter be purchased to the trust by funds advanced by the holder of the R-1 Certificates. The holder of the R-1 Certificates will be entitled to the repayment of the amount of such Net Draws, together with interest at the applicable Note Rate, from future collections on the Mortgage Loans, as described below.

Cut-off Date Balance:           The  aggregate  unpaid  principal  balance of the  Mortgage  Loans as of the Cut-off
                                Date.

The Notes
---------

Description
of the Notes:                   The Class 1-A, Class 2-A (together the "Class A Notes") and Class A-IO Notes
                                (collectively, the "Notes") will be issued by CWHEQ Revolving Home Equity Loan
                                Trust, Series 2005-J (the "Trust"). As of the Closing Date, the aggregate principal balance of both classes of the Class A Notes will be $1,500,000,000 (subject to a permitted variance of +/- 10%). The Trust will also issue the following classes of certificates: the Class C Certificates (the "Class C Certificates"), the Class R-1
                                Certificates (the "Class R-1 Certificates" and together with the Class C
                                Certificates, the "Transferor Interest") and the Class R-2 Certificates (the "Class
                                R-2 Certificates", and together with the Transferor Interest, the "Non-Offered
                                Certificates"). The portion of the Transferor Interest related to a Loan Group is referred to as the "Allocated Transferor Interest."

Federal Tax Status:             It is  anticipated  that  the  Notes  will  represent  ownership  of  REMIC  regular interests for federal income tax purposes.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES
CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN
COUNTRYWIDE SECURITIES CORPORATION).

                                 Page 5 of 11



[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================


Registration:                   The  Notes  will  be  available  in  book-entry   form  through  DTC,   Clearstream,
                                Luxembourg and the Euroclear System.

Note Rate:                      Except as noted below, the Class A Notes will accrue interest during each Interest
                                Period at a rate equal to the least of: (a) one-month LIBOR, plus the applicable margin, (b) the applicable Net WAC, and (c) 16.00%. With respect to the initial
                                Interest Period only, the rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR as benchmarks).

                                On each of the payment dates commencing on the second payment date and ending on the sixth payment date (inclusive), Investor Interest Collections for a Loan Group will be applied to pay the Class A-IO Component related to the loan group. The Class
                                A-IO-1 Component will accrue interest during the related Interest Period at the rate described below based on the "Class A-IO-1 Component Notional Balance" which will be the lesser of the Class A-IO-1 Component Scheduled Balance below and the Loan Group
                                Balance of Loan Group 1 less related Net Draws. The Class A-IO-2 Component will accrue interest during the related Interest Period at the rate specified below based on the "Class A-IO-2 Component Notional Balance" which will be the lesser of the
                                Class A-IO-2 Component Scheduled Balance below and the Loan Group Balance of Loan
                                Group 2 less related Net Draws.


                                -------------------------------------------------------------------------
                                                                       Class A-IO             Class A-IO
                                                                      Component 1            Component 2
                                                                         Schedule               Schedule
                                Payment Date                          Balance ($)            Balance ($)
                                -------------------------------------------------------------------------
                                Second                                656,872,899            656,872,899
                                -------------------------------------------------------------------------
                                Third                                 548,267,793            548,267,793
                                -------------------------------------------------------------------------
                                Fourth                                527,146,152            527,146,152
                                -------------------------------------------------------------------------
                                Fifth                                 463,533,807            463,533,807
                                -------------------------------------------------------------------------
                                Sixth                                 455,701,698            455,701,698
                                -------------------------------------------------------------------------

                                The Class A-IO-1 Component Notional Balance will accrue interest during each of the second through the sixth Interest Period at a rate equal to the lesser of 4.00% per annum and the Weighted Average Net Loan Rate for the Loan Group 1 minus the note rate of the Class 1-A Notes for that Interest Period, adjusted to an effective rate reflecting the accrual of interest based on a 360-day year consisting of twelve
                                30-day months multiplied by a fraction the numerator of which is the outstanding principal balance of the mortgage loans in loan group 1 and the denominator of which is the Class A-IO-1 Component Notional Balance.

                                The Class A-IO-2 Component Notional Balance will accrue interest during each of the second through the sixth Interest Period at a rate equal to the lesser of 4.00% per annum and the Weighted Average Net Loan Rate for the Loan Group 2 minus the note rate for the Class 2-A Notes for that Interest Period, adjusted to an effective rate reflecting the accrual of interest based on a 360-day year consisting of twelve
                                30-day months multiplied by a fraction the numerator of which is the outstanding principal balance of the mortgage loans in loan group 2 and the denominator of which is the Class A-IO-2 Component Notional Balance.

Net WAC:                        The "Net WAC" of the Group 1 or Group 2 Mortgage Loans shall mean the weighted average of the loan rates of the Group 1 or Group 2 Mortgage Loans (as applicable), weighted on the basis of the daily average balance of each Mortgage Loan in the applicable Loan Group during the related billing cycle for the Collection Period relating to the Payment Date, net of the Expense Fee Rate.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES
CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN
COUNTRYWIDE SECURITIES CORPORATION).

                                 Page 6 of 11



[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================


Expense Fee Rate:               For any Payment Date, the "Expense Fee Rate" shall be an amount equal to the sum of
                                (i) the servicing fee rate, (ii) the rate at which the premium payable to the Note
                                Insurer is calculated, and (iii) commencing with the Payment Date in February 2007,
                                0.50%.

Basis Risk Carryforward:        On any Payment Date the "Basis Risk Carryforward" for either of the Class A Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on such Notes during the related Interest Period without giving effect to the related Net WAC cap, over (b) the amount of interest that actually accrued on such notes during such period, and (y) any Basis Risk Carryforward remaining unpaid from prior Payment Dates together with accrued interest thereon at the Note Rate without giving effect to the related Net WAC cap. The Basis Risk Carryforward will be paid to the related class of Notes to the extent funds are available from the
                                Mortgage Loans in the related Loan Group as set forth in "Group 1 Distributions of
                                Interest" or "Group 2 Distributions of Interest" (as applicable), below.

Distributions of Interest:      Investor  interest  collections  related to the Group 1 and Group 2  Mortgage  Loans are to be applied in the following order of priority:

                                (1) to pay the Note Insurer for the portion of the premium for the Policy related to that Loan Group;

                                (2) to pay the accrued monthly interest on related Class A-IO Component at the related Class A-IO Component Interest Rate;

                                (3) to pay holders of the related class of Class A Notes their Aggregate LIBOR
                                Investor Interest;

                                (4) to pay holders of the related class of Class A Notes the related Investor Loss
                                Amount for the payment date;

                                (5) to pay to the holders of the related class of Class A Notes, any Investor Loss
                                Reduction Amount;

                                (6) to pay the holders of the related class of Class A Notes an amount that is required to reduce any Loss Utilization Amount for the related loan group to zero;

                                (7) to pay holders of the unrelated class of Class A Notes any amount described in item (3) above that remains unpaid after taking into account payments of Investor
                                Interest Collections to that class of Class A Notes from the related loan group;

                                (8) to reimburse the Note Insurer for prior draws made from the Policy for the related class of Class A Notes (with interest on the draws);

                                (9) after the sixth payment date, to pay holders of the related class of Class A
                                Notes the related Accelerated Principal Payment Amount;

                                (10) to pay holders of the unrelated class of Class A Notes any amount described in items (4) and (5) above that remains unpaid on the payment date, after taking into account the allocation of the Investor Interest Collections related to the unrelated class of Class A Notes on the payment date;

                                (11) to pay any other amounts owed to the Note Insurer with respect to the related loan group pursuant to the Insurance Agreement;

                                (12) to pay the master servicer amounts required to be paid pursuant to the sale and servicing


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES
CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN
COUNTRYWIDE SECURITIES CORPORATION).

                                 Page 7 of 11



[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================


                                agreement, to the extent not already paid;

                                (13) to reimburse the Note Insurer for prior draws made from the Policy for the unrelated class of Class A Notes (with interest on the draws) and to pay any other amounts owed to the Note Insurer with respect to the unrelated Loan Group pursuant to the Insurance Agreement;

                                (14) to pay accrued monthly interest on the unrelated Class A-IO Component at the unrelated Class A-IO Component Interest Rate;

                                (15) to pay the holders of the related class of Class A Notes any Basis Risk
                                Carryforward and then to replenish the Basis Risk Carryforward Reserve Fund to the extent previously applied to pay Basis Risk Carryforward on either class of Class A
                                Notes; and

                                (16) the remaining amounts to the holder of the Class C Certificates.

                                In the circumstances described in the prospectus supplement, Investor Loss Amounts for a class of Class A Notes may be funded or absorbed by the Allocated Transferor
                                Interest and Subordinated Transferor Collections for the unrelated Loan Group.


Distributions of Principal:     Collections of principal related to the Mortgage Loans in each Loan Group are to be applied to the related class of Class A Notes in the following order of priority:

                                1.    During the Managed Amortization Period (as described below), principal collections for the related Payment from the related Loan Group, will be paid to the Class A Notes in an amount equal to the product of (a) the Investor
                                      Fixed Allocation Percentage (as defined below) for the Payment Date, and (b)
                                      principal collections from the Mortgage Loans relating to such Payment Date remaining after their application to the purchase of Additional Balances during the related collection period. Any remaining amount will be paid to the
                                      Class C Certificate.

                                      The "Managed Amortization Period" for each class of Class A Notes shall mean the period beginning on the Closing Date and, unless a Rapid Amortization
                                      Event (i.e., certain events of default or other material non-compliance by the
                                      Sponsor under the terms of the related transaction documents) shall have earlier occurred, through and including the Payment Date in January 2011.

                                      The "Investor Fixed Allocation Percentage" for any Payment Date and each Class of Class A Notes will be calculated as follows: (i) on any date on which the related Allocated Transferor Interest is less than the related Required
                                      Transferor Subordinated Amount, 100%, and (ii) on any date on which the related Allocated Transferor Interest equals or exceeds the related Required
                                      Transferor Subordinated Amount, 98.15%.

                                2.    After the Managed Amortization Period, the amount of principal payable to the holders of each class of Class A Notes on a payment date will be equal to the related Maximum Principal Payment.

Optional Termination:           The Notes may be retired as a result of the owner of the Transferor Interest purchasing all of the mortgage loans then included in the trust estate on any payment date on or after which the aggregate principal balance of both classes of
                                Notes is less than or equal to 10% of the initial aggregate principal balance of the
                                Notes of both classes.

Credit Enhancement:             The Trust will include the following mechanisms, each of which is intended to provide credit support for the Notes:


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES
CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN
COUNTRYWIDE SECURITIES CORPORATION).

                                 Page 8 of 11



[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================


                                1.    Excess Interest Collections. For any Loan Group, its Excess Interest
                                      Collections are the related investor interest collections minus the sum of (a)
                                      the interest paid to the related class of Class A Notes and the related Class
                                      A-IO Component, (b) the servicing fee retained by the Master Servicer for the
                                      Mortgage Loans in that Loan Group, and (c) the premium paid to the Note
                                      Insurer allocable to that Loan Group. Investor Interest Collections from a
                                      Loan Group will be available to cover losses on the Mortgage Loans in the related Loan Group first and then, if necessary, in the unrelated Loan Group.

                                2.    Limited Subordination of Transferor Interest (Overcollateralization). A
                                      portion of the Allocated Transferor Interest related to each Loan Group will be available to provide limited protection against Investor Loss Amounts in such Loan Group (as defined below) up to the Available Transferor Subordinated
                                      Amount for such Loan Group and then, if necessary for the unrelated Loan
                                      Group. The "Available Transferor Subordinated Amount" for each Loan Group is, for any Payment Date, the lesser of the related Allocated Transferor Interest and the related Required Transferor Subordinated Amount. The "Allocated
                                      Transferor Interest" for any Payment Date, will equal (a) the related Loan
                                      Group Balance of the related Loan Group at the last day of the related
                                      Collection Period and any amounts otherwise payable on the Transferor Interest but retained in the Payment Account, minus (b) the Note Principal Balance of the class of Notes related to that Loan Group (after giving effect to the payment of all amounts actually paid on that class of Notes on that Payment
                                      Date). Subject to any step-down or step-up as may be permitted or required by the transaction documents, the "Required Transferor Subordinated Amount" for each Loan Group will be (i) prior to the date on which the step-down occurs,
                                      (x) 1.85% of the Cut-off Date Balance of the related Mortgage Loans plus (y)
                                      the OC Deficiency Amount of the unrelated Loan Group and (ii) on or after the date on which the step-down occurs and so long as a trigger event is not in effect, (x) 3.70% of the then current unpaid principal balance of the related
                                      Loan Group (subject to a floor equal to 0.50% of the Cut-off Date Balance of the related Loan Group) plus (y) the OC Deficiency Amount of the unrelated
                                      Loan Group. The Allocated Transferor Interest for each Loan Group will be equal to zero on the Closing Date and will remain at zero through the payment date occurring in July 2006. The term "OC Deficiency Amount" is generally equal to the amount by which a class of Notes is required to be paid down to achieve its overcollateralization target.

                                3.    Surety Wrap. The Note Insurer will issue a note insurance policy, which will guarantee the timely payment of interest and the ultimate repayment of principal to the holders of the Class A Notes. The policy does not cover payment of Basis Risk Carryforward.

Investor Loss Amounts:          With respect to any Payment Date and each class of Class A Notes, the amount equal to the product of (a) the applicable Investor Floating Allocation Percentage (as defined below) for such Payment Date and such class of Class A Notes, and (b) the aggregate of the Liquidation Loss Amounts for such Payment Date from Mortgage Loans in the relevant Loan Group. The "Investor Floating Allocation Percentage," for any
                                Payment Date and each Loan Group shall be the lesser of 100% and a fraction, the numerator of which is the related Note Principal Balance and the denominator of which is the Loan Group Balance of the related Mortgage Loans at the beginning of the related Collection Period. The "Loan Group Balance" for each Loan Group and any
                                Payment Date is the aggregate of the principal balances of the related Mortgage
                                Loans as of the last day of the related Collection Period. "Liquidation Loss
                                Amounts" for any liquidated Mortgage Loan and any Payment Date is the unrecovered principal balance of such Mortgage Loan at the end of the Collection Period in which such Mortgage Loan became a liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

ERISA Eligibility:              Subject to the considerations in the prospectus supplement, the Class A Notes are expected to be eligible for purchase by certain ERISA plans. Prospective investors must review the related


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES
CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN
COUNTRYWIDE SECURITIES CORPORATION).

                                 Page 9 of 11



[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================


                                prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Notes.

SMMEA Treatment:                The Notes will not constitute "mortgage related securities" for purposes of SMMEA.

           [Collateral Tables and Discount Margin Tables to follow]


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                         Final Term Sheet for CWHEQ
-----------------------------
SECURITIES CORPORATION                         Revolving Home Equity Loan Trust,
A Countrywide Capital Markets Company          Series 2005-J
================================================================================



                          Discount Margin Tables (%)

Class 1-A (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                22%            25%            35%            40%            45%            50%           52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                         25             25             25             25             25             25            25
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                          5.06           4.31           2.72           2.24           1.87           1.58          1.49
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                         4.26           3.70           2.45           2.05           1.74           1.48          1.40
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                        Feb06          Feb06          Feb06          Feb06          Feb06          Feb06         Feb06
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End             Jan17          Oct15          Jul12          Jul11          Sep10          Dec09         Sep09
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.


Class 1-A (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                22%            25%            35%            40%            45%            50%           52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                         25             25             25             25             25             25            25
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                          5.31           4.54           2.91           2.41           2.02           1.72          1.61
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                         4.39           3.83           2.58           2.17           1.85           1.59          1.50
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                        Feb06          Feb06          Feb06          Feb06          Feb06          Feb06         Feb06
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End             Jul25          Oct23          Feb19          May17          Nov15          Jul14         Jan14
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.


Class 2-A (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                22%            25%            35%            40%            45%            50%           52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                         25             25             25             25             25             25            25
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                          5.06           4.31           2.72           2.24           1.87           1.58          1.49
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                         4.26           3.70           2.45           2.05           1.74           1.48          1.40
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                        Feb06          Feb06          Feb06          Feb06          Feb06          Feb06         Feb06
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End             Jan17          Oct15          Jul12          Jul11          Sep10          Dec09         Sep09
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.


Class 2-A (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
DM @ 100-00                          25             25            25             25             25            25             25
--------------------------------------------------------------------------------------------------------------------------------
WAL (yr)                           5.31           4.54          2.91           2.41           2.02          1.72           1.61
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                          4.39           3.83          2.58           2.17           1.85          1.59           1.50
--------------------------------------------------------------------------------------------------------------------------------
Principal Window
Beginning                         Feb06          Feb06         Feb06          Feb06          Feb06         Feb06          Feb06
--------------------------------------------------------------------------------------------------------------------------------
Principal Window End              Jul25          Oct23         Feb19          May17          Nov15         Jul14          Jan14
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.


Class A-IO (To Call) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
Yield @ 1.383179                   5.35           5.35          5.35           5.35           5.35          5.35           5.35
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                          0.35           0.35          0.35           0.35           0.35          0.35           0.35
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.


Class A-IO (To Maturity) (1)
--------------------------------------------------------------------------------------------------------------------------------
CPR                                 22%            25%           35%            40%            45%           50%            52%
--------------------------------------------------------------------------------------------------------------------------------
Yield @ 1.383179                   5.35           5.35          5.35           5.35           5.35          5.35           5.35
--------------------------------------------------------------------------------------------------------------------------------
MDUR (yr)                          0.35           0.35          0.35           0.35           0.35          0.35           0.35
--------------------------------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

                                 Page 11 of 11